November 19, 1998


To the Persons Named on
Schedule 1 Hereto:

     Re:  NationsLink Funding Corporation,
          Commercial Mortgage Pass-Through Certificates, Series 1998-2
          ------------------------------------------------------------

Ladies and Gentlemen:

     We are rendering this opinion letter pursuant to Section 6(b) of that certain Underwriting Agreement, dated November 5, 1998 (the "Underwriting Agreement"), by and between NationsLink Funding Corporation ("NationsLink") and NationsBanc Montgomery Securities LLC ("NationsBanc Montgomery"), as underwriter (in such capacity, the "Underwriter"), and Section 3(e) of that certain Private Placement Agency Agreement, dated as of November 17, 1998 (the "Placement Agreement"), by and between NationsLink and NationsBanc Montgomery, as placement agent (in such capacity, the "Placement Agent"). We have acted as special counsel to NationsLink and the Underwriter and Placement Agent in connection with (i) the issuance of NationsLink's Commercial Mortgage Pass-Through Certificates, Series 1998-2 (the "Certificates"), consisting of fifteen classes: the Class A-1 Certificates, the Class A-2 Certificates, the Class X Certificates, the Class B Certificates, the Class C Certificates, the Class D
Certificates,  the Class E Certificates,  the Class F Certificates,  the Class G
Certificates, the Class H Certificates, the Class J Certificates, the Class K Certificates, the Class R-I Certificates, the Class R-II Certificates and the Class R-III Certificates; (ii) the sale by NationsLink and the purchase by the Underwriter pursuant to the Underwriting Agreement of the Class A-1, the Class A-2, the Class X, the Class B, the Class C, the Class D and the Class E Certificates (collectively, the "Publicly Offered Certificates"); and (iii) the sale by NationsLink through the Placement Agent pursuant to the Placement Agreement of the Class F and, to the extent not previously placed pursuant to that certain Private Placement Agency Agreement dated as of September 23, 1998, the Class G Certificates (the Class F and such Class G Certificates collectively, the "Privately Placed Certificates").

     The Certificates are governed by that certain Amended and Restated Pooling and Servicing Agreement, dated as of November 1, 1998 (the "Pooling and Servicing Agreement"), by and among NationsLink, as depositor, NationsBank, N.A., as mortgage loan seller, Bank of America NT&SA, as an additional warranting party, Midland Loan Services, Inc., as master servicer, Lennar Partners, Inc., as special servicer, and Norwest Bank Minnesota, National
Association, as trustee (in such capacity, the "Trustee") and as REMIC Administrator (in such capacity, the "REMIC Administrator"). Capitalized terms used and not otherwise defined herein have the meanings given to them in the Pooling and Servicing Agreement. The Certificates will evidence beneficial ownership interests in a trust fund (the "Trust Fund") the assets of which will consist of a pool of mortgage loans identified on Schedule I to the Pooling and Servicing Agreement, together with certain related assets.

     In rendering the opinion set forth below, we have examined and relied upon originals, copies or specimens, certified or otherwise identified to our satisfaction, of the Pooling and Servicing Agreement, the Prospectus Supplement and Prospectus, each dated November 5, 1998 and relating to the Publicly Offered Certificates, the Private Placement Memorandum dated November 17, 1998 relating to the Privately Placed Certificates, specimen forms of the Publicly Offered Certificates and the Privately Placed Certificates, and such certificates, corporate records and other documents, agreements, opinions and instruments, including, among other things, those delivered at the closing of the purchase and sale of the Publicly Offered Certificates and the Privately Placed Certificates, as we have deemed necessary as a basis for such opinion hereinafter expressed. In connection with such examination, we have assumed the genuineness of all signatures, the authenticity of all documents, agreements and instruments submitted to us as originals, the conformity to original documents, agreements and instruments of all documents, agreements and instruments submitted to us as copies or specimens, the conformity of the text of each document filed with the Securities the Securities and Exchange Commission through the EDGAR system to the printed document reviewed by us, the authenticity of the originals of such documents, agreements and instruments submitted to us as copies or specimens, and the accuracy of the matters set forth in the documents, agreements and instruments we reviewed. As to any facts material to such opinion that were not known to us, we have relied upon statements, certificates and representations of officers and other representatives of NationsLink, the Trustee, the REMIC Administrator and NationsBanc Montgomery and of public officials.

     In rendering the opinion below, we do not express any opinion concerning the laws of any jurisdiction other than the substantive federal laws of the United States of America.

     Based upon and subject to the foregoing, we are of the opinion that, assuming compliance with all provisions of the Original Pooling Agreement as in effect on the Original Closing Date and compliance with the Pooling and Servicing Agreement from and after the Sequel Closing Date, (a) REMIC I and REMIC II will each continue to qualify, and REMIC III will qualify, for treatment for federal income tax purposes as a "real estate mortgage investment conduit", as defined in Section 860D of the Code; (b) the Class LA-1 Uncertificated Interest, Class LA-2 Uncertificated Interest, Class LB
Uncertificated   Interest,   Class   LC   Uncertificated   Interest,   Class  LD
Uncertificated   Interest,   Class   LE   Uncertificated   Interest,   Class  LF
Uncertificated   Interest,   Class   LG   Uncertificated   Interest,   Class  LH
Uncertificated Interest, Class LJ Uncertificated Interest and Class LK Uncertificated Interest will constitute "regular interests" in REMIC I and the Class R-I Certificates will constitute the sole class of "residual interest" in REMIC I within the meaning of the Code; (c) the Class MA-1 Uncertificated Interest, Class MA-2 Uncertificated Interest, Class MB Uncertificated Interest, Class MC Uncertificated Interest, Class MD Uncertificated Interest, Class ME Uncertificated Interest, Class MF Uncertificated Interest and Class MX Uncertificated Interest and the Class G, Class H, Class J and Class K Certificates will constitute "regular interests" in REMIC II and the Class R-II Certificates will constitute the sole class of "residual interest" in REMIC II within the meaning of the Code; (d) the Class A-1, Class A-2, Class X, Class B, Class C, Class D, Class E and Class F Certificates will constitute "regular interests" in REMIC III and the Class R-III Certificates will constitute the sole class of "residual interest" in REMIC III within the meaning of the Code; and (e) the amendment and restatement of the Original Pooling Agreement effected by the Pooling and Servicing Agreement will not result in the imposition of any tax on REMIC I, REMIC II or REMIC III or cause REMIC I, REMIC II or REMIC III to fail to qualify as a REMIC at any time that any Certificates are outstanding.

     We are furnishing this letter to you solely for your benefit in connection with the transactions referred to herein. This letter is not to be relied upon, used, circulated, quoted or otherwise referred to by any other person or for any other purpose without our prior written consent.

                                       Very truly yours,

                                       /s/ Cadwalader, Wickersham & Taft

                                                                      SCHEDULE 1


NationsBanc Montgomery Securities LLC
100 North Tryon Street
Charlotte, North Carolina  28255

NationsLink Funding Corporation
100 North Tryon Street
Charlotte, North Carolina  28255

NationsBank, N.A.
100 North Tryon Street
Charlotte, North Carolina  28255

Bank of America NT&SA
50 California Street, 12th Floor
San Francisco, California  94104

Moody's Investors Service, Inc.
99 Church Street
New York, New York  10007


Standard & Poor's Ratings Services,
  a division of the McGraw-Hill Companies, Inc.
25 Broadway
New York, New York  10004

Midland Loan Services, Inc.
  in its capacity as Master Servicer
210 West 10th Street, 6th Floor
Kansas City, Missouri 64105

Lennar Partners, Inc.
  in its capacity as Special Servicer
700 NW 107th Avenue, Suite 400
Miami, Florida 33172

Norwest Bank Minnesota, National Association
  in its capacity as Trustee and REMIC Administrator
3 New York Plaza, 15th Floor
New York, New York 10004